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                                                                   EXHIBIT 23.04


                         INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form SB-2 of our report dated May 14, 1999 appearing in the Prospectus, which is a part of such Registration Statement, relating to the financial statements of CD Universe, Inc., and to the reference to our Firm under the caption "Experts" in such Prospectus.



                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
September 10, 1999